PKF
Certified Public Accountants
A Professional Corporation

PKF

29 Broadway
New York, NY 10006
USA

Tel 212 867 8000
Fax 212 687 4346
www pkfnewyork.com
E-mail info@pkfny.com

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Teleplus World Corp.

We hereby consent to the inclusion in this Post Effective Amendment No. 1 Registration Statement on Form SB-2 for Teleplus World Corp. of our report dated March 29, 2007, relating to the consolidated balance sheet of Teleplus World Corp. as of December 31, 2006, and the related consolidated statements of operations, and comprehensive income (loss), changes in stockholders' equity (deficit), and cash flows for the year then ended, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts".

PKF
Certified Public Accountants
A Professional Corporation

New York, NY
June 21, 2007